EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FOURTH QUARTER 2011 NET INCOME OF $19.5 MILLION, FOURTH QUARTER LOAN GROWTH, STRONG PRE-TAX, PRE-PROVISION INCOME AND IMPROVING CREDIT QUALITY

CHICAGO, January 26, 2012 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today fourth quarter results for 2011.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $19.5 million and net income available to common stockholders of $16.8 million for the fourth quarter of 2011 compared to net income of $3.2 million and net income available to common stockholders of $595 thousand for the fourth quarter of 2010, and net income of $19.7 million and net income available to common stockholders of $17.1 million for the third quarter of 2011.

Key items for the quarter were as follows:

Fourth Quarter Loan Growth:
•	Total loans increased $152.5 million to $6.0 billion at December 31, 2011, or 2.6% sequentially compared to $5.8 billion at September 30, 2011.
•
Total commercial related loans increased $194.4 million to $4.4 billion at December 31, 2011, or 4.7% sequentially compared to $4.2 billion at September 30, 2011.  The four loan categories that make up commercial related loans changed as follows during the fourth quarter of 2011 (in millions):

Lease loans                                                      $141.4
Commercial and industrial loans                       70.5
Commercial real estate loans                               8.9
Construction                                                      (26.4)
                $194.4

Pre-Tax, Pre-Provision Operating Earnings Remain Strong:
•
Pre-tax, pre-provision operating earnings on a fully tax equivalent basis were $46.0 million, or 2.87% of risk-weighted assets, for the fourth quarter of 2011 compared to $47.2 million, or 3.03% of risk-weighted assets, for the third quarter of 2011.  Pre-tax, pre-provision operating earnings on a fully tax equivalent basis to average assets was 1.85% for the fourth quarter of 2011 compared to 1.91% for the third quarter of 2011.

•	Net interest income on a fully tax equivalent basis increased $977 thousand compared to the third quarter of 2011.
•	Net interest margin on a fully tax equivalent basis was 3.91% for the fourth quarter of 2011 compared to 3.90% in the third quarter of 2011.
•	Core other income was $29.6 million for the fourth quarter of 2011, relatively consistent with the third quarter of 2011.
•	Core other expense was $68.8 million for the fourth quarter of 2011, an increase of $1.8 million from $67.0 million for the third quarter of 2011.

Continued Improvement in Credit Quality – Lower Credit Losses, Lower Non-Performing Loans and Lower Non-Performing Assets:
•
Our provision for credit losses was $8.0 million for the fourth quarter of 2011, while our net charge-offs were $13.9 million.  Our provision for credit losses and net charge-offs for the third quarter of 2011 were $11.5 million and $16.7 million, respectively.

•	Our non-performing loans were $129.4 million or 2.17% of total loans as of December 31, 2011, a decrease of $11.6 million from $141.0 million or 2.42% of total loans at September 30, 2011.
•	Our allowance for loan losses to non-performing loans was 98.00% as of December 31, 2011 compared to 91.23% as of September 30, 2011.
•	Our non-performing assets were $208.0 million or 2.12% of total assets as of December 31, 2011, a decrease of $20.7 million from $228.7 million or 2.30% of total assets as of September 30, 2011.
•	Our allowance for loan losses to total loans was 2.13% as of December 31, 2011 compared to 2.21% as of September 30, 2011.

Top Ten Workplaces in Chicago:
•	During the fourth quarter of 2011, our bank was named one of Chicago’s Top Workplaces by the Chicago Tribune.
•	We ranked among the top ten in the large employers category.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis increased $977 thousand from the third quarter of 2011, but decreased by $2.6 million from the fourth quarter of 2010 to the fourth quarter of 2011.  The decrease from the fourth quarter of 2010 was due primarily to a decrease in interest earning assets partially offset by an increase in net interest margin.

Our net interest margin, on a fully tax equivalent basis, was 3.91% for the fourth quarter of 2011 compared to 3.90% for the third quarter of 2011 and 3.83% for the fourth quarter of 2010.  The margin increase from 2010 was due to a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of interest bearing deposits, as well as an improved interest earning asset mix and a lower level of non-performing loans.

Our net interest margin, on a fully tax equivalent basis, was 3.90% for the year ended December 31, 2011 compared to 3.83% for the year ended December 31, 2010.  The margin increase from 2010 was due to a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of interest bearing deposits, as well as a lower level of non-performing loans.

See the supplemental net interest margin tables for further detail.

Other Income (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Core other income:
Loan service fees	$1,601	$2,159	$2,812	$1,126	$1,532	$7,698	$6,517
Deposit service fees	10,085	9,932	9,023	10,030	9,920	39,070	38,934
Lease financing, net	7,801	6,494	6,861	5,783	7,185	26,939	21,853
Brokerage fees	1,577	1,273	1,615	1,419	1,231	5,884	5,012
Trust and asset management fees	4,166	4,272	4,455	4,431	4,243	17,324	15,037
Increase in cash surrender value of life insurance	944	1,014	1,451	968	930	4,377	3,516
Accretion of FDIC indemnification asset	683	985	1,339	1,831	3,009	4,838	9,678
Card fees	1,096	2,071	2,062	1,788	2,287	7,017	7,057
Other operating income	1,632	1,690	1,979	1,598	1,570	6,899	4,947
Total core other income	29,585	29,890	31,597	28,974	31,907	120,046	112,551

Non-core other income: (1)
Net gain (loss) on sale of investment securities	411	-	232	(3)	(4)	640	18,648
Net (loss) gain on sale of other assets	(87)	-	13	357	419	283	630
Net gain on sale of loans held for sale (A)	-	-	1,790	-	-	1,790	-
Net loss recognized on other real estate owned (B)	(3,620)	(2,354)	(3,628)	(369)	(1,656)	(9,971)	(8,511)
Net loss recognized on other real estate
owned related to FDIC transactions (B)	(1,858)	(764)	(1,017)	(3)	(468)	(3,642)	(773)
Acquisition related gains	-	-	-	-	-	-	62,649
Increase (decrease) in market value of assets
held in trust for deferred compensation (A)	20	(405)	158	187	597	(40)	562
Total non-core other income	(5,134)	(3,523)	(2,452)	169	(1,112)	(10,940)	73,205

Total other income	$24,451	$26,367	$29,145	$29,143	$30,795	$109,106	$185,756

(1)
Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows:  A – Other operating income, B – Net loss recognized on other real estate owned.

Core other income was relatively consistent from the third quarter of 2011 to the fourth quarter of 2011. Loan service fees decreased due to less prepayment, exit and letters of credit fees during the fourth quarter of 2011.  Net lease financing income increased mainly as a result of an increase in the sales of third party equipment maintenance contracts and related income.  Accretion of indemnification asset decreased as a result of the corresponding decrease in the indemnification asset balance during the fourth quarter of 2011.  Card fees were down due to the impact of the Durbin Amendment to the Dodd-Frank Act on debit card interchange fees.  Non-core other income was impacted by higher losses recognized on other real estate owned.

Core other income increased by $7.5 million from the year ended December 31, 2010 to the year ended December 31, 2011.  Loan service fees increased due to an increase in prepayment, exit and interest rate swap fees partly offset by a decrease in letters of credit fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts and related income.  Trust and asset management fees increased primarily due to the addition of a significant number of accounts during the third quarter of 2010, which impacted the full year in 2011.  The increase in cash surrender value of life insurance was higher due to an improvement in overall asset yields.  Accretion of indemnification asset decreased as a result of corresponding decrease in the indemnification asset balance during the year ended December 31, 2011.  Other operating income increased primarily due to additional income from our international banking line of business and increased income from a Small Business Investment Company (SBIC) investment.  Non-core other income decreased in the year ended December 31, 2011 compared to the year ended December 31, 2010 primarily as a result of the acquisition related gains recognized on the Broadway Bank and New Century Bank FDIC-assisted transactions in the second quarter of 2010, lower gains on sales of investment securities in 2011 and higher losses recognized on other real estate owned in 2011.

Other Expense (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Core other expense:
Salaries and employee benefits	$39,826	$38,827	$37,657	$37,588	$35,802	$153,898	$143,787
Occupancy and equipment expense	8,498	9,092	8,483	9,394	7,938	35,467	34,845
Computer services and telecommunication expense	4,382	3,488	3,570	3,445	3,264	14,885	14,615
Advertising and marketing expense	1,831	1,740	1,748	1,719	1,573	7,038	6,465
Professional and legal expense	1,422	1,647	1,853	1,225	1,718	6,147	5,803
Brokerage fee expense	137	363	574	483	448	1,557	1,926
Other intangible amortization expense	1,410	1,414	1,416	1,425	1,632	5,665	6,214
FDIC insurance premiums	2,662	2,272	3,502	3,428	3,930	11,864	15,600
Other real estate expense, net	1,464	1,181	1,251	398	858	4,294	2,694
Other operating expenses	7,187	6,989	6,516	6,572	6,855	27,264	26,265
Total core other expense	68,819	67,013	66,570	65,677	64,018	268,079	258,214

Non-core other expense: (1)
Branch impairment charges	594	-	-	1,000	-	1,594	-
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	20	(405)	158	187	597	(40)	562
Total non-core other expense	614	(405)	158	1,187	597	1,554	562

Total other expense	$69,433	$66,608	$66,728	$66,864	$64,615	$269,633	$258,776

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by $1.8 million in the fourth quarter of 2011 compared with the third quarter of 2011.  Salaries and employee benefits increased due to an increase in leasing incentive compensation on higher leasing revenues and an increase in health and benefits expense.  We are largely self-insured for health insurance and expense can vary from quarter to quarter.  Occupancy and equipment expense was down in the fourth quarter as most major maintenance projects were completed by the end of the third quarter.  Computer services and telecommunication expense increased due to product and system enhancements during the fourth quarter of 2011.  Non-core other expense was primarily impacted by $594 thousand of fixed asset impairment charges as a result of our decision to close two branches during the fourth quarter.

Core other expense increased by $9.9 million from the year ended December 31, 2010 to the year ended December 31, 2011.  Salaries and employee benefits expense increased due to additional employees added in April 2010 in connection with the New Century and Broadway FDIC-assisted acquisitions, problem loan remediation staff added throughout 2010, and increased leasing incentive compensation on higher leasing revenues.  FDIC insurance premiums decreased due to lower deposits,a change in the assessment computation during the second quarter of 2011, and the impact of improved credit quality on the computation.  Other real estate expense increased as a result of more properties in other real estate owned throughout 2011 compared to 2010.  Non-core other expense was primarily impacted by $1.6 million of fixed asset impairment charges due to our decision to close three branches throughout 2011.

Income Taxes

The Company had income tax expense of $7.8 million for the three months ended December 31, 2011 and $5.3 million for the year ended December 31, 2011.  The three month and annual tax expenses are calculated based on pre-tax income excluding tax-exempt items.  The annual amount also reflects a $2 million increase in deferred tax assets as a result of an increase in the Illinois corporate income tax rate which was enacted and effective in the first quarter of 2011.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2011		2011		2011		2011		2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,113,123	19%	$1,042,583	18%	$1,108,295	19%	$1,154,451	18%	$1,206,984	18%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,208,575	20%	1,067,191	18%	1,031,677	17%	1,038,507	16%	1,053,446	16%
Commercial real estate	1,853,788	31%	1,844,894	32%	1,863,223	32%	2,084,651	33%	2,176,584	33%
Construction real estate	183,789	3%	210,206	4%	246,557	4%	356,579	6%	423,339	6%
Total commercial related credits	4,359,275	73%	4,164,874	72%	4,249,752	72%	4,634,188	73%	4,860,353	73%
Other loans:
Residential real estate	316,787	5%	316,305	5%	317,821	5%	335,423	5%	328,482	5%
Indirect vehicle	187,481	3%	189,033	4%	182,536	3%	175,058	3%	175,664	3%
Home equity	336,043	6%	348,934	6%	357,181	6%	371,108	6%	381,662	6%
Consumer loans	88,865	2%	76,025	1%	75,069	1%	74,585	1%	59,320	1%
Total other loans	929,176	16%	930,297	16%	932,607	15%	956,174	15%	945,128	15%
Gross loans excluding covered loans	5,288,451	89%	5,095,171	88%	5,182,359	87%	5,590,362	88%	5,805,481	88%
Covered loans (1)	677,770	11%	718,566	12%	755,670	13%	777,634	12%	812,330	12%
Total loans	$5,966,221	100%	$5,813,737	100%	$5,938,029	100%	$6,367,996	100%	$6,617,811	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

During the second quarter of 2011, we sold certain performing, sub-performing and non-performing loans. The loans sold had an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, which was comprised of $160.8 million in commercial real estate loans, $73.7 million in construction real estate loans, $14.5 million in commercial loans and $32.6 million in residential real estate and home equity loans.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions and OREO related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Non-performing loans:
Non-accrual loans(1)	$129,309	$140,979	$149,905	$318,923	$362,441
Loans 90 days or more past due, still accruing interest	82	-	1,121	-	1
Total non-performing loans	129,391	140,979	151,026	318,923	362,442

OREO	78,452	87,469	88,185	80,107	71,476
Repossessed vehicles	156	249	55	139	82
Total non-performing assets	$207,999	$228,697	$239,266	$399,169	$434,000

Total allowance for loan losses (2)	$126,798	$128,610	$130,057	$178,410	$192,217

Accruing restructured loans(3)	$37,996	$34,321	$35,037	$31,819	$22,543

Total non-performing loans to total loans	2.17%	2.42%	2.54%	5.01%	5.48%
Total non-performing assets to total assets	2.12%	2.30%	2.40%	3.96%	4.21%
Allowance for loan losses to non-performing loans	98.00%	91.23%	86.12%	55.94%	53.03%

(1)
Includes $42.5 million, $36.0 million, $22.5 million, $60.9 million, and $47.6 million of restructured loans on non-accrual status at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(2)	Includes $12.7 million and $13.6 million for unfunded credit commitments at March 31, 2011 and December 31, 2010, respectively.
(3)
Accruing restructured loans consists primarily of commercial, commercial real estate, and residential real estate loans that have been modified and are performing in accordance with those modified terms.

The decreases in total non-performing loans and total non-performing assets from March 31, 2011 to June 30, 2011 were primarily due to the sale during the second quarter of 2011 of loans with an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing.

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

30 - 59 Days Past Due	$9,379	$15,564	$10,568	$23,912	$9,386
60 - 89 Days Past Due	5,316	4,307	4,881	4,049	5,073
	$14,695	$19,871	$15,449	$27,961	$14,459

Approximately $549 thousand of performing loans past due were included among the loans classified as potential problem loans (defined and discussed below) as of December 31, 2011 compared to $9.2 million as of September 30, 2011.

The following table represents a summary of OREO, excluding OREO related to FDIC-assisted transactions (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Balance at the beginning of quarter	$87,469	$88,185	$80,107	$71,476	$59,114
Transfers in at fair value less estimated costs to sell	4,209	15,658	15,761	25,167	27,170
Fair value adjustments	(3,733)	(2,524)	(3,417)	(1,314)	(1,562)
Net gains (losses) on sales of OREO	113	170	(212)	945	(94)
Cash received upon disposition	(9,606)	(14,020)	(4,054)	(16,167)	(13,152)
Balance at the end of quarter	$78,452	$87,469	$88,185	$80,107	$71,476

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	2	14,322	-	-	2	15,435	-	29,757
$1.5 million to $4.9 million	5	12,031	-	-	13	37,509	-	49,540
Under $1.5 million	42	10,642	3	1,145	61	23,607	14,700	50,094
	49	$36,995	3	$1,145	76	$76,551	$14,700	$129,391

Percentage of individual loan category		1.59%		0.62%		4.13%	1.58%	2.17%

The following table presents data related to non-performing loans, by dollar amount and category at September 30, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	20,136	-	-	3	23,938	-	44,074
$1.5 million to $4.9 million	4	8,854	-	-	13	37,474	-	46,328
Under $1.5 million	37	8,654	5	2,913	54	25,495	13,515	50,577
	44	$37,644	5	$2,913	70	$86,907	$13,515	$140,979

Percentage of individual loan category		1.78%		1.39%		4.71%	1.45%	2.42%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $149.8 million, or 2.51% of total loans, as of December 31, 2011, compared to $179.7 million, or 3.09% of total loans, as of September 30, 2011.  The decrease was primarily due to loan risk rating upgrades and loan payments, as well as some downward migration to non-performing status.

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Allowance for credit losses, balance
at the beginning of period	$141,861	$147,107	$178,410	$192,217	$193,926	$192,217	$177,072
Provision for credit losses	8,000	11,500	61,250	40,000	49,000	120,750	246,200
Charge-offs:
Commercial loans	(2,932)	(3,497)	(7,991)	(3,151)	(9,141)	(17,571)	(58,077)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(1,373)	-	(93)	-	(43)	(1,466)	(1,711)
Commercial real estate loans	(3,793)	(7,815)	(55,250)	(29,775)	(27,360)	(96,633)	(79,828)
Construction real estate	(6,989)	(6,008)	(18,826)	(21,094)	(17,136)	(52,917)	(94,533)
Residential real estate	(860)	(141)	(8,080)	(3,562)	(1,363)	(12,643)	(3,326)
Indirect vehicle	(954)	(611)	(553)	(718)	(968)	(2,836)	(3,199)
Home equity	(2,061)	(1,605)	(5,493)	(1,907)	(1,364)	(11,066)	(4,632)
Consumer loans	(285)	(475)	(344)	(544)	(428)	(1,648)	(1,755)
Total charge-offs	(19,247)	(20,152)	(96,630)	(60,751)	(57,803)	(196,780)	(247,061)
Recoveries:
Commercial loans	634	1,413	758	2,565	3,842	5,370	8,788
Commercial loans collateralized by assignment
of lease payments (lease loans)	1	5	153	66	26	225	184
Commercial real estate loans	747	739	312	1,534	800	3,332	2,070
Construction real estate	3,519	681	2,364	2,026	1,672	8,590	3,170
Residential real estate	9	7	26	7	127	49	184
Indirect vehicle	378	327	369	325	286	1,399	1,163
Home equity	6	151	19	48	250	224	351
Consumer loans	67	83	76	373	91	599	96
Total recoveries	5,361	3,406	4,077	6,944	7,094	19,788	16,006

Total net charge-offs	(13,886)	(16,746)	(92,553)	(53,807)	(50,709)	(176,992)	(231,055)

Allowance for credit losses	135,975	141,861	147,107	178,410	192,217	135,975	192,217

Allowance for unfunded credit commitments (1)	(9,177)	(13,251)	(17,050)	-	-	(9,177)	-

Allowance for loan losses (2)	$126,798	$128,610	$130,057	$178,410	$192,217	$126,798	$192,217

Total loans, excluding loans held for sale	$5,966,221	$5,813,737	$5,938,029	$6,367,996	$6,617,811	$5,966,221	$6,617,811
Average loans, excluding loans held for sale	$5,818,425	$5,827,181	$6,299,990	$6,460,508	$6,723,840	$6,097,291	$6,758,776

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.13%	2.21%	2.19%	2.80%	2.90%	2.13%	2.90%
Ratio of allowance for credit losses to total loans,
excluding loans held for sale, and unfunded credit
commitments	2.25%	2.40%	2.43%	2.75%	2.85%	2.25%	2.85%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	0.95%	1.14%	5.89%	3.38%	2.99%	2.90%	3.42%

(1)	The reserve for unfunded credit commitments (primarily letters of credit) was reclassified from the allowance for loan losses to other liabilities as of June 30, 2011.
(2)	Includes $12.7 million and $13.6 million for unfunded credit commitments at March 31, 2011 and December 31, 2010, respectively.

The activity in the second quarter of 2011 reflects the previously disclosed sale of certain performing, sub-performing and non-performing loans, which resulted in approximately $87 million in charge-offs and an increase in the provision for losses of approximately $50 million.

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

General loss reserve	$102,196	$102,752	$104,002	$126,423	$126,435
Specific reserve (1)	10,804	11,416	12,111	38,054	51,826
Smaller-balance homogenous loans reserve	13,798	14,442	13,944	13,933	13,956
Total allowance for loan losses	$126,798	$128,610	$130,057	$178,410	$192,217

(1)
The specific reserve as of March 31, 2011 and December 31, 2010 includes reserves on unfunded credit commitments of approximately $12.7 million and $13.6 million, respectively.  Beginning as of June 30, 2011, reserves on unfunded credit commitments are recorded as liabilities.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2011	2011	2011	2011	2010

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$42,401	$56,007	$55,656	$56,971	$19,434
States and political subdivisions	535,660	394,279	392,670	365,481	364,932
Mortgage-backed securities	1,334,491	1,421,789	1,424,302	1,279,968	1,197,066
Corporate bonds	5,899	5,899	6,019	6,019	6,140
Equity securities	10,846	10,764	10,435	10,215	10,171
Total fair value	$1,929,297	$1,888,738	$1,889,082	$1,718,654	$1,597,743

Amortized cost
Government sponsored agencies and enterprises	$39,640	$53,016	$54,423	$56,452	$18,766
States and political subdivisions	500,979	366,651	371,598	350,851	351,274
Mortgage-backed securities	1,308,020	1,399,801	1,401,975	1,258,171	1,175,021
Corporate bonds	5,899	5,899	6,019	6,019	6,140
Equity securities	10,457	10,324	10,246	10,169	10,093
Total amortized cost	$1,864,995	$1,835,691	$1,844,261	$1,681,662	$1,561,294

Unrealized gain
Government sponsored agencies and enterprises	$2,761	$2,991	$1,233	$519	$668
States and political subdivisions	34,681	27,628	21,072	14,630	13,658
Mortgage-backed securities	26,471	21,988	22,327	21,797	22,045
Corporate bonds	-	-	-	-	-
Equity securities	389	440	189	46	78
Total unrealized gain	$64,302	$53,047	$44,821	$36,992	$36,449

Securities held to maturity, at cost:
States and political subdivisions	$240,183	$240,839	$-	$-	$-
Mortgage-backed securities	259,100	258,199	230,154	102,206	-
Total amortized cost	$499,283	$499,038	$230,154	$102,206	$-

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2011		2011		2011		2011		2010
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,885,694	25%	$1,803,141	23%	$1,776,873	23%	$1,666,868	22%	$1,691,599	21%
Money market and NOW accounts	2,645,334	34%	2,722,162	35%	2,645,953	34%	2,712,314	34%	2,776,181	34%
Savings accounts	753,610	10%	751,062	10%	729,222	9%	718,896	9%	697,851	8%
Total low cost deposits	5,284,638	69%	5,276,365	68%	5,152,048	66%	5,098,078	65%	5,165,631	63%

Certificates of deposit:
Certificates of deposit	1,925,608	25%	2,001,210	26%	2,124,815	28%	2,326,591	29%	2,519,117	31%
Brokered deposit accounts	437,361	6%	444,332	6%	441,720	6%	467,337	6%	468,210	6%
Total certificates of deposit	2,362,969	31%	2,445,542	32%	2,566,535	34%	2,793,928	35%	2,987,327	37%

Total deposits	$7,647,607	100%	$7,721,907	100%	$7,718,583	100%	$7,892,006	100%	$8,152,958	100%

Our deposit mix improved in the quarter. Approximately 69% of deposits were in lower cost sources at December 31, 2011 compared to 68% at September 30, 2011 and 63% at December 31, 2010.  Our ratio of certificates of deposit to total deposits was 31% at December 31, 2011 compared to 32% at September 30, 2011 and 37% at December 31, 2010.  Our ratio of noninterest bearing deposits to total deposits was 25% at December 31, 2011 compared to 23% at September 30, 2011 and 21% at December 31, 2010.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
ASSETS
Cash and due from banks	$144,228	$133,755	$129,942	$123,794	$106,726
Interest earning deposits with banks	100,337	347,055	513,378	504,765	737,433
Total cash and cash equivalents	244,565	480,810	643,320	628,559	844,159
Investment securities:
Securities available for sale, at fair value	1,929,297	1,888,738	1,889,082	1,718,654	1,597,743
Securities held to maturity, at cost	499,283	499,038	230,154	102,206	-
Non-marketable securities - FHLB and FRB Stock	80,832	80,815	80,815	80,186	80,186
Total investment securities	2,509,412	2,468,591	2,200,051	1,901,046	1,677,929
Loans held for sale	4,727	-	-	11,533	-
Loans:
Total loans excluding covered loans	5,288,451	5,095,171	5,182,359	5,590,362	5,805,481
Covered loans	677,770	718,566	755,670	777,634	812,330
Total loans	5,966,221	5,813,737	5,938,029	6,367,996	6,617,811
Less allowance for loan losses	126,798	128,610	130,057	178,410	192,217
Net loans	5,839,423	5,685,127	5,807,972	6,189,586	6,425,594
Lease investments, net	135,490	133,345	139,391	129,182	126,906
Premises and equipment, net	210,705	211,062	210,901	209,257	210,886
Cash surrender value of life insurance	125,309	124,364	126,938	126,014	125,046
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	29,494	30,904	32,318	33,734	35,159
Other real estate owned	78,452	87,469	88,185	80,107	71,476
Other real estate owned related to FDIC transactions	60,363	69,311	69,920	61,461	44,745
FDIC indemnification asset	65,604	94,542	119,837	148,314	215,460
Other assets	142,459	149,767	151,833	165,481	155,935
Total assets	$9,833,072	$9,922,361	$9,977,735	$10,071,343	$10,320,364
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,885,694	$1,803,141	$1,776,873	$1,666,868	$1,691,599
Interest bearing	5,761,913	5,918,766	5,941,710	6,225,138	6,461,359
Total deposits	7,647,607	7,721,907	7,718,583	7,892,006	8,152,958
Short-term borrowings	219,954	257,418	235,733	295,180	268,844
Long-term borrowings	266,264	274,378	275,559	275,327	285,073
Junior subordinated notes issued to capital trusts	158,538	158,546	158,554	158,563	158,571
Accrued expenses and other liabilities	147,682	141,490	243,962	100,031	110,132
Total liabilities	8,440,045	8,553,739	8,632,391	8,721,107	8,975,578
Stockholders' Equity
Preferred stock	194,719	194,562	194,407	194,255	194,104
Common stock	548	548	546	546	546
Additional paid-in capital	731,248	730,056	728,244	726,604	725,400
Retained earnings	427,956	411,659	396,081	406,594	402,810
Accumulated other comprehensive income	39,150	32,322	27,322	22,566	22,233
Treasury stock	(3,044)	(3,010)	(3,771)	(2,845)	(2,828)
Controlling interest stockholders' equity	1,390,577	1,366,137	1,342,829	1,347,720	1,342,265
Noncontrolling interest	2,450	2,485	2,515	2,516	2,521
Total stockholders' equity	1,393,027	1,368,622	1,345,344	1,350,236	1,344,786
Total liabilities and stockholders' equity	$9,833,072	$9,922,361	$9,977,735	$10,071,343	$10,320,364

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Interest income:
Loans	$ 75,466	$ 78,046	$ 84,114	$ 87,167	$ 92,701	$ 324,793	$ 364,484
Investment securities:
Taxable	11,608	11,699	10,290	7,752	7,001	41,349	50,541
Nontaxable	6,178	4,299	3,443	3,345	3,367	17,265	13,585
Federal funds sold	-	-	-	-	-	-	2
Other interest earning accounts	181	244	258	470	504	1,153	1,028
Total interest income	93,433	94,288	98,105	98,734	103,573	384,560	429,640
Interest expense:
Deposits	9,569	10,207	11,746	13,359	15,598	44,881	75,850
Short-term borrowings	189	204	239	217	255	849	1,145
Long-term borrowings and junior subordinated notes	3,430	3,461	3,713	2,953	3,065	13,557	12,873
Total interest expense	13,188	13,872	15,698	16,529	18,918	59,287	89,868
Net interest income	80,245	80,416	82,407	82,205	84,655	325,273	339,772
Provision for credit losses	8,000	11,500	61,250	40,000	49,000	120,750	246,200
Net interest income after provision for credit losses	72,245	68,916	21,157	42,205	35,655	204,523	93,572
Other income:
Loan service fees	1,601	2,159	2,812	1,126	1,532	7,698	6,517
Deposit service fees	10,085	9,932	9,023	10,030	9,920	39,070	38,934
Lease financing, net	7,801	6,494	6,861	5,783	7,185	26,939	21,853
Brokerage fees	1,577	1,273	1,615	1,419	1,231	5,884	5,012
Trust and asset management fees	4,166	4,272	4,455	4,431	4,243	17,324	15,037
Net gain (loss) on sale of investment securities	411	-	232	(3)	(4)	640	18,648
Increase in cash surrender value of life insurance	944	1,014	1,451	968	930	4,377	3,516
Net (loss) gain on sale of other assets	(87)	-	13	357	419	283	630
Acquisition related gains	-	-	-	-	-	-	62,649
Accretion of FDIC indemnification asset	683	985	1,339	1,831	3,009	4,838	9,678
Card fees	1,096	2,071	2,062	1,788	2,287	7,017	7,057
Net loss recognized on other real estate owned	(5,478)	(3,118)	(4,645)	(372)	(2,124)	(13,613)	(9,285)
Other operating income	1,652	1,285	3,927	1,785	2,167	8,649	5,510
Total other income	24,451	26,367	29,145	29,143	30,795	109,106	185,756
Other expense:
Salaries and employee benefits	39,846	38,422	37,815	37,775	36,399	153,858	144,349
Occupancy and equipment expense	8,498	9,092	8,483	9,394	7,938	35,467	34,845
Computer services and telecommunication expense	4,382	3,488	3,570	3,445	3,264	14,885	14,615
Advertising and marketing expense	1,831	1,740	1,748	1,719	1,573	7,038	6,465
Professional and legal expense	1,422	1,647	1,853	1,225	1,718	6,147	5,803
Brokerage fee expense	137	363	574	483	448	1,557	1,926
Other intangible amortization expense	1,410	1,414	1,416	1,425	1,632	5,665	6,214
FDIC insurance premiums	2,662	2,272	3,502	3,428	3,930	11,864	15,600
Branch impairment charges	594	-	-	1,000	-	1,594	-
Other real estate expense, net	1,464	1,181	1,251	398	858	4,294	2,694
Other operating expenses	7,187	6,989	6,516	6,572	6,855	27,264	26,265
Total other expense	69,433	66,608	66,728	66,864	64,615	269,633	258,776
Income (loss) before income taxes	27,263	28,675	(16,426)	4,484	1,835	43,996	20,552
Income taxes	7,810	8,978	(9,060)	(2,460)	(1,358)	5,268	24
Net income (loss)	19,453	19,697	(7,366)	6,944	3,193	38,728	20,528
Preferred stock dividends and discount accretion	2,606	2,605	2,602	2,601	2,598	10,414	10,382
Net income (loss) available to common stockholders	$ 16,847	$ 17,092	$ (9,968)	$ 4,343	$ 595	$ 28,314	$ 10,146

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Common share data:
Net income (loss) per basic common share	$0.36	$0.36	$(0.14)	$0.13	$0.06	$0.71	$0.39
Impact of preferred stock dividends on
basic earnings (loss) per common share	(0.05)	(0.04)	(0.04)	(0.05)	(0.05)	(0.19)	(0.20)
Basic earnings (loss) per common share	0.31	0.32	(0.18)	0.08	0.01	0.52	0.19

Net income (loss) per common share	0.36	0.36	(0.14)	0.13	0.06	0.71	0.39
Impact of preferred stock dividends on
diluted earnings (loss) per common share	(0.05)	(0.05)	(0.04)	(0.05)	(0.05)	(0.19)	(0.20)
Diluted earnings (loss) per common share	0.31	0.31	(0.18)	0.08	0.01	0.52	0.19

Weighted average common shares outstanding	54,140,646	54,121,156	54,002,979	53,961,176	53,572,157	54,057,158	52,724,715
Diluted weighted average common shares outstanding	54,360,178	54,323,320	54,002,979	54,254,876	53,790,047	54,337,280	53,035,047

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Performance Ratios:
Annualized return on average assets	0.78%	0.80%	(0.30)%	0.28%	0.12%	0.39%	0.20%
Annualized return on average common equity	5.66	5.86	(3.43)	1.53	0.21	2.43	0.89
Annualized cash return on average tangible common equity(1)	9.09	9.52	(4.80)	2.88	0.89	4.23	1.96
Net interest rate spread	3.71	3.71	3.71	3.68	3.63	3.71	3.61
Cost of funds(2)	0.63	0.66	0.74	0.77	0.83	0.70	0.99
Efficiency ratio(3)	59.94	58.69	56.63	57.45	53.49	58.17	55.57
Annualized net non-interest expense to average assets(4)	1.56	1.48	1.38	1.44	1.20	1.46	1.37
Pre-tax pre-provision operating earnings to risk-weighted assets(5)	2.87	3.03	3.30	3.00	3.26	3.04	3.05
Pre-tax pre-provision operating earnings to average assets(5)	1.85	1.91	2.05	1.93	2.11	1.94	1.97
Net interest margin	3.71	3.74	3.79	3.76	3.72	3.75	3.72
Tax equivalent effect	0.20	0.16	0.13	0.12	0.11	0.15	0.11
Net interest margin - fully tax equivalent basis(6)	3.91	3.90	3.92	3.88	3.83	3.90	3.83
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.17%	2.42%	2.54%	5.01%	5.48%	2.17%	5.48%
Non-performing assets(7) to total assets	2.12	2.30	2.40	3.96	4.21	2.12	4.21
Allowance for loan losses to non-performing loans(7)	98.00	91.23	86.12	55.94	53.03	98.00	53.03
Allowance for loan losses to total loans	2.13	2.21	2.19	2.80	2.90	2.13	2.90
Allowance for credit losses to total loans and unfunded credit commitments	2.25	2.40	2.43	2.75	2.85	2.25	2.85
Net loan charge-offs to average loans (annualized)	0.95	1.14	5.89	3.38	2.99	2.90	3.42
Capital Ratios:
Tangible equity to tangible assets(8)	10.47%	10.10%	9.79%	9.74%	9.43%	10.47%	9.43%
Tangible common equity to risk weighted assets(9)	12.48	12.42	11.97	11.36	10.94	12.48	10.94
Tangible common equity to tangible assets(10)	8.40	8.06	7.76	7.73	7.47	8.40	7.47
Book value per common share(11)	$21.92	$21.48	$21.14	$21.24	$21.14	$21.92	$21.14
Less: goodwill and other intangible assets,net of benefit, per common share	7.43	7.45	7.49	7.52	7.53	7.43	7.53
Tangible book value per common share(12)	14.49	14.03	13.64	13.73	13.60	14.49	13.60

Total capital (to risk-weighted assets)	19.41%	19.61%	19.18%	18.33%	17.75%	19.41%	17.75%
Tier 1 capital (to risk-weighted assets)	17.36	17.54	17.11	16.31	15.75	17.36	15.75
Tier 1 capital (to average assets)	11.73	11.59	11.16	11.00	10.66	11.73	10.66
Tier 1 common capital (to risk-weighted assets)	11.87	11.90	11.50	11.01	10.61	11.87	10.61

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total other income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total other expense excluding non-core items less total other income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals net income before taxes, on a fully tax equivalent basis, excluding loan loss provision expense, non-core other income items, and non-core other expense items, including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by risk-weighted assets or average assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision operating earnings; core other income, core other expense, non-core other income and non-core other expense; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and ratio of pre-tax, pre-provision operating earnings to average assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, net gain on sale of loans held for sale, acquisition related gains and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, and the tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance included in the net interest income and non-interest income components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.   Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that pre-tax, pre-provision operating earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  In recent periods, our results of operations have been negatively impacted by adverse economic conditions, as seen in our elevated levels of loan charge-offs and provision for credit losses.  Management believes that measuring earnings before the impact of the provision for loan losses makes our financial data more comparable between reporting periods so that investors can better understand our operating performance trends.  Management also believes that this is a standard figure used in the banking industry to measure performance.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, net gain on sale of loans held for sale, acquisition-related gains and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio, the ratio of annualized net non-interest expense to average assets, the ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and the ratio of pre-tax, pre-provision operating earnings to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Stockholders' equity - as reported	$1,393,027	$1,368,622	$1,345,344	$1,350,236	$1,344,786
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	19,171	20,088	21,007	21,927	22,853
Tangible equity	$986,787	$961,465	$937,268	$941,240	$934,864

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Total assets - as reported	$9,833,072	$9,922,361	$9,977,735	$10,071,343	$10,320,364
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	19,171	20,088	21,007	21,927	22,853
Tangible assets	$9,426,832	$9,515,204	$9,569,659	$9,662,347	$9,910,442

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Common stockholders' equity - as reported	$1,198,308	$1,174,060	$1,150,937	$1,155,981	$1,150,682
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	19,171	20,088	21,007	21,927	22,853
Tangible common equity	$792,068	$766,903	$742,861	$746,985	$740,760

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Average common stockholders' equity - as reported	$1,181,820	$1,158,119	$1,165,022	$1,152,119	$1,147,581	$1,164,316	$1,135,189
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets, net of tax benefit	19,494	20,414	21,331	22,254	23,236	20,865	23,154
Average tangible common equity	$775,257	$750,636	$756,622	$742,796	$737,276	$756,382	$724,966

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010

Net income (loss) available to common stockholders - as reported	$16,847	$17,092	$(9,968)	$4,343	$595	$28,314	$10,146
Add: other intangible amortization expense, net of tax benefit	917	919	920	926	1,062	3,682	4,039
Net cash flow available to common stockholders	$17,764	$18,011	$(9,048)	$5,269	$1,657	$31,996	$14,185

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Tier 1 capital - as reported	$1,101,538	$1,083,020	$1,061,482	$1,072,537	$1,066,538
Less: preferred stock	194,719	194,562	194,407	194,255	194,104
Less: qualifying trust preferred securities	153,787	153,795	153,803	153,812	153,820
Tier 1 common capital	$753,032	$734,663	$713,272	$724,470	$718,614

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Non-interest expense	$69,433	$66,608	$66,728	$66,864	$64,615	$269,633	$258,776
Adjustment for impairment charges	594	-	-	1,000	-	1,594	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	20	(405)	158	187	597	(40)	562
Non-interest expense - as adjusted	$68,819	$67,013	$66,570	$65,677	$64,018	$268,079	$258,214

Net interest income	$80,245	$80,416	$82,407	$82,205	$84,655	$325,273	$339,772
Tax equivalent adjustment	4,468	3,320	2,775	2,625	2,609	13,188	10,458
Net interest income on a fully tax equivalent basis	84,713	83,736	85,182	84,830	87,264	338,461	350,230
Tax equivalent adjustment on the increase
in cash surrender value of life insurance	508	546	781	521	501	2,357	1,893
Plus other income	24,451	26,367	29,145	29,143	30,795	109,106	185,756
Less net losses on other real estate owned	(5,478)	(3,118)	(4,645)	(372)	(2,124)	(13,613)	(9,284)
Less net gains (losses) on securities available for sale	411	-	232	(3)	(4)	640	18,648
Less net (losses) gains on sale of other assets	(87)	-	13	357	419	283	630
Less net gain on sale of loans held for sale	-	-	1,790	-	-	1,790	-
Less acquisition related gains	-	-	-	-	-	-	62,649
Less increase (decrease) in market value of assets
held in trust for deferred compensation	20	(405)	158	187	597	(40)	562

Net interest income plus non-interest income - as adjusted	$114,806	$114,172	$117,560	$114,325	$119,672	$460,864	$464,674

Efficiency ratio	59.94%	58.69%	56.63%	57.45%	53.49%	58.17%	55.57%

Efficiency ratio (without adjustments)	66.32%	62.38%	59.82%	60.05%	55.97%	62.07%	49.24%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Non-interest expense	$69,433	$66,608	$66,728	$66,864	$64,615	$269,633	$258,776
Adjustment for impairment charges	594	-	-	1,000	-	1,594	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	20	(405)	158	187	597	(40)	562
Non-interest expense - as adjusted	68,819	67,013	66,570	65,677	64,018	268,079	258,214

Other income	24,451	26,367	29,145	29,143	30,795	109,106	185,756
Less net losses on other real estate owned	(5,478)	(3,118)	(4,645)	(372)	(2,124)	(13,613)	(9,284)
Less net gains (losses) on securities available for sale	411	-	232	(3)	(4)	640	18,648
Less net (losses) gains on sale of other assets	(87)	-	13	357	419	283	630
Less net gain on sale of loans held for sale	-	-	1,790	-	-	1,790	-
Less acquisition related gains	-	-	-	-	-	-	62,649
Less increase (decrease) in market value of assets
held in trust for deferred compensation	20	(405)	158	187	597	(40)	562
Other income - as adjusted	29,585	29,890	31,597	28,974	31,907	120,046	112,551
Less tax equivalent adjustment on the increase
in cash surrender value of life insurance	508	546	781	521	501	2,357	1,893

Net non-interest expense	$38,726	$36,577	$34,192	$36,182	$31,610	$145,676	$143,770

Average assets	$9,856,835	$9,807,561	$9,966,898	$10,198,626	$10,452,626	$9,956,133	$10,506,028

Annualized net non-interest expense to average assets	1.56%	1.48%	1.38%	1.44%	1.20%	1.46%	1.37%

Annualized net non-interest expense to average assets
(without adjustments)	1.81%	1.63%	1.51%	1.50%	1.28%	1.61%	0.70%

Calculation of Pre-Tax, Pre-Provision Operating Earnings (Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Income (loss) before income taxes	$27,263	$28,675	$(16,426)	$4,484	$1,835	$43,996	$20,552
Provision for credit losses	8,000	11,500	61,250	40,000	49,000	120,750	246,200
Pre-tax, pre-provision earnings	35,263	40,175	44,824	44,484	50,835	164,746	266,752

Tax equivalent adjustment on tax-exempt interest income	4,468	3,320	2,775	2,625	2,609	13,188	10,458
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	508	546	781	521	501	2,357	1,893
Pre-tax, pre-provision earnings on a fully tax equivalent basis	40,239	44,041	48,380	47,630	53,945	180,291	279,103

Non-core other income
Net losses on other real estate owned	(5,478)	(3,118)	(4,645)	(372)	(2,124)	(13,613)	(9,284)
Net gains (losses) on securities available for sale	411	-	232	(3)	(4)	640	18,648
Net (losses) gain on sale of other assets	(87)	-	13	357	419	283	630
Net gain on sale of loans held for sale	-	-	1,790	-	-	1,790	-
Acquisition related gains	-	-	-	-	-	-	62,649
Increase (decrease) in market value of assets held in
trust for deferred compensation	20	(405)	158	187	597	(40)	562
Total non-core other income	(5,134)	(3,523)	(2,452)	169	(1,112)	(10,940)	73,205

Non-core other expense
Impairment charges	594	-	-	1,000	-	1,594	-
Increase (decrease) in market value of assets held in
trust for deferred compensation	20	(405)	158	187	597	(40)	562
Total non-core other expense	614	(405)	158	1,187	597	1,554	562
Pre-tax, pre-provision operating earnings	$45,987	$47,159	$50,990	$48,648	$55,654	$192,785	$206,460

Risk-weighted assets	$6,346,201	$6,174,508	$6,203,587	$6,577,477	$6,772,761	$6,346,201	$6,772,761

Average assets	$9,856,835	$9,807,561	$9,966,898	$10,198,626	$10,452,626	$9,956,133	$10,506,028

Annualized pre-tax, pre-provision operating earnings to
risk-weighted assets	2.87%	3.03%	3.30%	3.00%	3.26%	3.04%	3.05%
Annualized pre-tax, pre-provision operating earnings to
risk-weighted assets (without adjustments)	2.20%	2.58%	2.90%	2.74%	2.98%	2.60%	3.94%

Annualized pre-tax, pre-provision operating earnings to
average assets	1.85%	1.91%	2.05%	1.93%	2.11%	1.94%	1.97%

Annualized pre-tax, pre-provision operating earnings to
average assets (without adjustments)	1.42%	1.63%	1.80%	1.77%	1.93%	1.65%	2.54%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Fourth Quarter Results.”

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended December 31,						Three Months Ended September 30,
	2011			2010			2011
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,051,065	$12,989	4.90%	$1,243,057	15,053	4.80%	$1,070,852	$12,915	4.78%
Commercial loans collateralized by assignment
of lease payments	1,102,220	14,167	5.14	1,018,026	14,662	5.76	1,015,925	13,694	5.39
Real estate commercial	1,839,689	25,132	5.35	2,235,328	29,853	5.23	1,845,988	25,230	5.35
Real estate construction	209,098	2,443	4.57	438,622	3,741	3.34	238,396	2,233	3.67
Total commercial related credits	4,202,072	54,731	5.10	4,935,033	63,309	5.02	4,171,161	54,072	5.07
Other loans
Real estate residential	316,087	3,719	4.71	326,785	4,523	5.54	317,050	3,739	4.72
Home equity	342,011	3,701	4.29	385,119	4,234	4.36	354,131	3,828	4.29
Indirect	188,562	3,080	6.48	178,940	3,583	7.94	185,850	2,968	6.34
Consumer loans	62,703	482	3.05	57,709	633	4.35	56,257	439	3.10
Total other loans	909,363	10,982	4.79	948,553	12,973	5.43	913,288	10,974	4.77
Total loans, excluding covered loans	5,111,435	65,713	5.10	5,883,586	76,282	5.14	5,084,449	65,046	5.08
Covered loans	707,039	10,894	6.11	840,254	17,213	8.13	742,732	14,004	7.48
Total loans	5,818,474	76,607	5.22	6,723,840	93,495	5.52	5,827,181	79,050	5.38

Taxable investment securities	1,820,680	11,608	2.55	1,172,751	7,002	2.39	1,869,961	11,699	2.50
Investment securities exempt from federal income taxes (3)	676,893	9,505	5.49	351,955	5,181	5.76	456,777	6,614	5.67
Federal funds sold	-	-	0.00	-	-	0.00	-	-	0.00
Other interest earning deposits	272,762	181	0.26	784,803	504	0.25	365,723	244	0.26
Total interest earning assets	$8,588,809	$97,901	4.52	$9,033,349	$106,182	4.66	$8,519,642	$97,607	4.55
Non-interest earning assets	1,268,026			1,419,277			1,287,919
Total assets	$9,856,835			$10,452,626			$9,807,561

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,653,486	$1,498	0.22%	$2,823,619	$3,410	0.48%	$2,656,490	$1,731	0.26%
Savings accounts	751,766	327	0.17	657,816	505	0.30	742,334	320	0.17
Certificates of deposit	1,971,473	4,294	0.89	2,611,365	7,609	1.17	2,048,556	4,759	0.92
Customer repurchase agreements	235,666	151	0.25	277,782	218	0.31	218,928	146	0.26
Total core funding	5,612,391	6,270	0.44	6,370,582	11,742	0.73	5,666,308	6,956	0.49
Wholesale funding:
Brokered accounts (includes fee expense)	438,123	3,450	3.12	473,090	4,074	3.42	412,714	3,396	3.26
Other borrowings	431,165	3,468	3.15	452,212	3,102	2.68	442,066	3,519	3.11
Total wholesale funding	869,288	6,918	2.88	925,302	7,176	2.88	854,780	6,915	3.08
Total interest bearing liabilities	$6,481,679	$13,188	0.81	$7,295,884	$18,918	1.03	$6,521,088	$13,871	0.84
Non-interest bearing deposits	1,878,049			1,694,179			1,810,501
Other non-interest bearing liabilities	120,671			120,974			123,391
Stockholders' equity	1,376,436			1,341,589			1,352,581
Total liabilities and stockholders' equity	$9,856,835			$10,452,626			$9,807,561
Net interest income/interest rate spread (4)		$84,713	3.71%		$87,264	3.63%		$83,736	3.71%
Taxable equivalent adjustment		4,468			2,609			3,320
Net interest income, as reported		$80,245			$84,655			$80,416
Net interest margin (5)			3.71%			3.72%			3.74%
Tax equivalent effect			0.20%			0.11%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.91%			3.83%			3.90%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.2 million, $972 thousand, and $1.0 million for the three months ended December 31, 2011, September 30, 2011, and December 31, 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,108,033	$53,813	4.86%	$1,324,118	$66,121	4.99%
Commercial loans collateralized by assignment
of lease payments	1,041,033	56,453	5.42	981,384	58,807	5.99
Real estate commercial	1,968,087	105,342	5.28	2,345,202	125,115	5.26
Real estate construction	300,288	11,984	3.94	520,734	17,357	3.29
Total commercial related credits	4,417,441	227,592	5.08	5,171,438	267,400	5.10
Other loans
Real estate residential	326,189	15,914	4.88	314,713	16,878	5.36
Home equity	359,972	15,481	4.30	394,142	17,317	5.39
Indirect	181,988	12,034	6.61	180,337	13,115	7.27
Consumer loans	58,205	1,957	3.36	58,834	2,209	3.75
Total other loans	926,354	45,386	4.90	948,026	49,519	5.22
Total loans, excluding covered loans	5,343,795	272,978	5.11	6,119,464	316,919	5.18
Covered loans	755,242	55,706	7.38	639,312	50,707	7.93
Total loans	6,099,037	328,684	5.39	6,758,776	367,626	5.44

Taxable investment securities	1,669,971	41,349	2.48	1,635,544	50,542	3.09
Investment securities exempt from federal income taxes (3)	460,972	26,562	5.68	356,496	20,900	5.78
Federal funds sold	-	-	0.00	352	2	0.56
Other interest earning deposits	442,190	1,153	0.26	386,521	1,028	0.27
Total interest earning assets	$8,672,170	$397,748	4.59	$9,137,689	$440,098	4.82
Non-interest earning assets	1,283,963			1,368,339
Total assets	$9,956,133			$10,506,028

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,678,049	$7,637	0.29%	$2,767,044	$14,965	0.54%
Savings accounts	732,731	1,379	0.19	619,304	1,911	0.31
Certificates of deposit	2,165,541	21,162	0.99	2,846,246	41,085	1.47
Customer repurchase agreements	239,896	639	0.27	260,291	959	0.37
Total core funding	5,816,217	30,817	0.53	6,492,885	58,920	0.91
Wholesale funding:
Brokered accounts (includes fee expense)	444,895	14,703	3.30	489,211	17,889	3.66
Other borrowings	443,752	13,767	3.06	473,347	13,059	2.72
Total wholesale funding	888,647	28,470	3.03	962,558	30,948	2.99
Total interest bearing liabilities	$6,704,864	$59,287	0.88	$7,455,443	$89,868	1.21
Non-interest bearing deposits	1,771,918			1,594,504
Other non-interest bearing liabilities	120,647			127,099
Stockholders' equity	1,358,704			1,328,982
Total liabilities and stockholders' equity	$9,956,133			$10,506,028
Net interest income/interest rate spread (4)		$338,461	3.71%		$350,230	3.61%
Taxable equivalent adjustment		13,188			10,458
Net interest income, as reported		$325,273			$339,772
Net interest margin (5)			3.75%			3.72%
Tax equivalent effect			0.15%			0.11%
Net interest margin on a fully tax equivalent basis (5)			3.90%			3.83%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $4.7 million and $4.6 million for the year ended December 31, 2011, and December 31 2010, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.